SUPPLY AND DISTRIBUTION AGREEMENT

     THIS SUPPLY AND DISTRIBUTION AGREEMENT (the "Agreement") is entered into as of the 4th day of October, 2001 by and between Imagenetix, Inc., a California corporation ("Imagenetix"), whose principal place of business is 16935 West Bernardo Road, Suite #101, San Diego, California 92127; and Vibrant Health Inc., ("Vibrant"), whose principal place of business is 8907 East Chenango Avenue, Greenwood Village, Colorado 80111.

     WHEREAS, Imagenetix has developed and manufactures dietary supplements, creams, liquids and powders, and

     WHEREAS, Vibrant is engaged in the business of marketing and distributing health and nutritional products and desires to market, sell and distribute Imagenetix's products;

     NOW THEREFORE, in consideration for the mutual agreements contained herein, the parties agree as follows:

1.   DEFINITIONS  When  used  in  this Agreement, each of the terms set forth in
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     this  Section  1  shall  have  the  meanings  indicated  below:

     1.1  "Products"  shall  mean  Products  which  Imagenetix has developed and
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          mutually  agreed  can  be  marketed  by  Vibrant.

     1.2  "Intellectual  Property" shall mean all ideas, inventions, patents and
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          patent applications, claims, data, trademarks, trade dress, trade secrets, instructions, processes, formulas and manufacturing data and information, owned or controlled by Imagenetix and necessary or useful to the formulation and or manufacture of the Products, and all improvements thereto.

     1.3  "Licensed  Territory"  shall  be  worldwide.
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2.   PRICE Prices for all Products ordered hereunder shall be in accordance with
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     attached  "Exhibit  A,"  which  is  incorporated  herein  by  reference.

     2.1 The Product purchased hereunder are purchased for resale, therefore, the prices specified herein are exclusive of sales, use or similar taxes.

     2.2 Any and all taxes, excises, assessments, levies, imports, duties, costs, charges, and penalties, which may be assessed, levied, demanded, or imposed by any governmental agency in connection with this Agreement, shall be paid by the party upon which they are imposed and shall be the sole obligation of such party.

3.     SHIPMENT,  DELIVERY,  AND  ACCEPTANCE
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     3.1 Packaging and method of shipment utilized by Imagenetix shall be consistent with the nature of the Product shipped and hazards of transportation, in order to assure safe transit to destination.

     3.2 Vibrant's purchase order number and item numbers will appear on all invoices and packing slips and be referenced on all correspondence regarding such.

     3.3 Vibrant's acceptance of any Product delivered hereunder shall be considered complete unless notification is given to Imagenetix within forty-five (45) days.

4.     RECORD  KEEPING
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     4.1 Imagenetix shall keep all records relating the manufacturing of Product for a minimum of seven (7) years.

     4.2 Imagenetix shall retain samples of no less than two (2) units of Product from each lot of Product produced under the terms of this Agreement for a period of at least four (4) years beyond the units' dates of expiration.

     4.3 Imagenetix shall maintain vendor supplied Certificates of Analysis with full traceability to Product lots produced by Imagenetix for Vibrant under this Agreement for a period of seven (7) years beyond date of manufacture.

     4.4 Imagenetix shall maintain results of all assays conducted on raw material components utilized in the Production of the Product for a period of seven (7) years.

5.   QUALITY  LEVELS  The  standard  for  acceptance or rejection of material by
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     Vibrant for use in the Product or process shall be based upon the definitions and criteria defined in each Product specification.

6.   NOTIFICATION Imagenetix agrees to notify Vibrant (by certified Mail) within
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     thirty (30) calendar days of Imagenetix's recognition of any problem, anomaly, defect or condition (planned or unplanned) that would reasonably cause Vibrant concern relative to instability, interchangeability, availability, reliability, maintainability, form, fit, function, or quality of the Product.

7.   FORMULA  PHYSICAL STABILITY Imagenetix is fully responsible for any formula
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     physical stability issues arising from the materials used in the formula(s), the manufacturing process, reaction with bulk shipping containers, or formula reactions with final packaging material.

8.   PRODUCT  TESTING  Imagenetix  agrees  to  perform  ongoing  quality control
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     Product testing to comply with Vibrant's specifications, at Imagenetix's facility, or any mutually agreed to facility in all cases where Imagenetix does not perform needed tests. In all cases, for Imagenetix's tests to comply with this requirement, a sufficient quantity of the Product and/or time must be applied to the units/material under test to meet or exceed any existing legal or regulatory standards.

9.   GENERAL  QUALITY  ITEMS  Imagenetix  shall  make  free  and available, upon
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     request of Vibrant, any document, listing and/or certificate as may be required of Vibrant by any state, federal, or foreign regulatory agency.

10.  TERM  AND RENEWAL This Agreement shall commence upon the date first written
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     above and shall continue for five (5) years thereafter, unless sooner terminated pursuant to the provisions herein. This Agreement may be automatically renewed for additional terms of two (2) years each, unless either party notifies the other in writing of its intent not to renew, which notice must be provided within one hundred twenty (120) days of the renewal period.

11.  CONFIDENTIAL  INFORMATION  Imagenetix  will  not  release,  republish  or
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     otherwise utilize the customer list of Vibrant without specific authorization.

12.  IMAGENETIX  WARRANTIES
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     12.1 Imagenetix warrants that all units of the Product sold and delivered to, or on behalf of, Vibrant shall, as of the date of delivery not be misbranded within the meaning of any laws or regulations.

     12.2 Imagenetix warrants that all Products sold and delivered to Vibrant shall be free from adulteration, impurities, defects or any other material unsafe for human consumption.

     12.3 In addition to any and all other remedies provided for herein, or at law, Imagenetix agrees, at its sole cost, to recall and replace all defective Product and replace the same with an equal amount of Product that is conforming and not defective Product.

13.  GENERAL  PROVISIONS
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     13.1 Complete Agreement This Agreement shall become binding on the parties when signed by authorized representatives of the parties, and shall constitute the entire and sole agreement of the parties pertaining to the subject matter of this Agreement mutually withdrawing any and all oral, written, expressed, or implied agreements or understandings not set forth in full herein. All exhibits identified herein are specifically made a part of this Agreement. Any modifications, additions to, or waiver of any of the terms and conditions herein, shall not be effective unless in writing and signed by a duly authorized officer of the party against whom the same is ought to be enforced. This Agreement shall not be modified or altered by any subsequent course of performance between the parties.

     13.2 Governing  Contract  The  terms and conditions herein shall govern all
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          purchase orders placed thereunder, and shall override all printed terms and conditions contained on the purchase order or acknowledgement form issued by either Vibrant or Imagenetix.

     13.3 Notices  Any  notices  required  to  be  given under the terms of this
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          Agreement shall be given in writing at the address of the other party first above written, or such other address as may be specified in writing from time to time.

     13.4 Enforceability  If any provision(s) of this Agreement shall be held to
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          be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     13.5 Dispute  Resolution  In  the  event  of  a dispute between Vibrant and
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          Imagenetix arising out of or related to this Agreement the parties shall set up an initial negotiation meeting to negotiate, in good faith, a settlement of the dispute. If, within thirty (30) days after such meeting, the parties have not succeeded in settling the dispute, they shall submit the dispute to mediation in accordance with the procedures of a mutually acceptable neutral Alternative Dispute Resolution provider not affiliated with either party. If the parties are not successful in settling the dispute within thirty (30) days after the mediation session, then the dispute shall be submitted to binding arbitration under a mutually agreed to organization not affiliated with either party. In the event of a dispute, the prevailing party shall be reimbursed attorney's fees and reasonable travel and accommodation costs by the other party.

     13.6 Waiver  The  failure  of  either  party  to insist, in any one of more
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          instances, upon strict performance of any of the terms of this Agreement, or to exercise any rights herein conferred shall not be construed as a waiver of the right to assert or rely on any such terms or rights on any future occasion.

     IN WITNESS WHEREOF, the parties hereto execute this Agreement as of the date first above written.

IMAGENETIX,  INC.                            VIBRANT  HEALTH  INC.


/s/  William  P.  Spencer                    /s/Thomas  McAdam
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By:  Mr.  William  P.  Spencer               By:  Tom  McAdam
Its:  President                              Its:  President


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